Exhibit 5

Opinion of Pitney, Hardin, Kipp & Szuch LLP PITNEY, HARDIN, KIPP & SZUCH LLP P.O. Box 1945 Morristown, New Jersey 07962-1945

July 24, 2003

The Talbots, Inc. One Talbots Drive Hingham, Massachusetts 02043

Re:	Registration Statement on Form S-8 The Talbots, Inc. 2003 Executive Stock Based Incentive Plan

        We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by The Talbots, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 7,000,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”) issuable pursuant to the Company’s 2003 Executive Stock Based Incentive Plan (the “Plan”).

        We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Certificate of Incorporation and By-Laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company. We have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

        In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

        Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Shares, when and as issued in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable.

        The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, PITNEY, HARDIN, KIPP & SZUCH LLP